Exhibit 3.65

OPERATING AGREEMENT

OF

RSI STONEWALL LLC

THIS OPERATING AGREEMENT (this “Agreement”) is made and entered into as of October 25, 2016, by RSI Communities – Texas LLC, a Delaware limited liability company, as the initial “Member.”

The Member desires to form a limited liability company pursuant to the laws of the State of Delaware. Accordingly, in consideration of the covenants contained herein, it is agreed as follows:

ARTICLE I. ORGANIZATION

1.1. Formation. The Member has formed a limited liability company (the “Company”) pursuant to the provisions of the Delaware Limited Liability Company Act (the “Act”) and subject to the terms, provisions and conditions set forth in this Agreement.

1.2. Filing. In connection with the formation of the Company, a Certificate of Formation that complies with the requirements of the Act has been properly filed with the Delaware Secretary of State. This Agreement shall be effective as of the date such Certificate of Formation was filed.

1.3. Name. The name of the Company is “RSI Stonewall LLC.”

1.4. Purpose. The purpose of the Company is to engage in any lawful activity for which a limited liability company may be organized under the Act.

1.5. Principal Office. The principal office of the Company shall be located at 620 Newport Center Drive, 12th Floor, Newport Beach, CA 92660 or at any other location on which the Manager may determine.

1.6. Registered Agent and Office. The Company’s registered agent and office in Delaware shall be Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The Manager may, from time to time, change the registered agent or office through appropriate filings with the Delaware Secretary of State. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Manager shall promptly designate a replacement agent or file a notice of change of address as the case may be.

1.7. Qualification in Other Jurisdictions. The Manager shall cause the Company to be qualified, formed or registered under assumed or fictitious names statutes or similar laws in each jurisdiction in which the Company transacts business in which such qualification, formation or registration is required or desirable from time to time. The Manager, as an authorized person within the meaning of the Act, shall execute, deliver and file any certificate (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

ARTICLE II. MEMBERS

2.1. Membership and Percentage Interests. The ownership of the Company shall be represented by membership interests (“Membership Interests”). A person who holds a Membership Interest shall be referred to herein as a “Member.” The proportion, expressed as a percentage, of a Member’s capital contributions (as described in Article IV) to the capital contributions of all Members is referred to herein as a “Percentage Interest.” The Member shall own a 100% interest in the Company, until and unless additional members are admitted to the Company.

2.2. Voting Rights. On all matters to be voted upon by the Members, the voting power of each Member shall be equal to such Member’s respective Percentage Interest. The affirmative vote of more than fifty percent (50%) of the Percentage Interests of all Members shall be the act of the Members, unless express provisions of the Act or this Agreement require a different vote, in which case such express provisions shall govern and control such vote. Notwithstanding the foregoing, the unanimous vote, approval or consent of the Members is required to do either of the following:

2.2.1. Approve a plan of dissolution and cancellation as set forth in Article VI below; and

2.2.2. Approve a plan of merger or consolidation of the Company with or into one or more business entities.

2.3. Member Meetings. Meetings of the Members may be called at any time by Members holding fifty percent (50%) or more of the Percentage Interests of all Members. The Members may designate any place, either within or outside of the State of Delaware, as the place for any meeting of the Members of the Company. Whenever Members are required or permitted to take action at a meeting, written notice stating the place, date and time of such meeting shall be given to each Member not less than five (5) business days before the date of the meeting. Attendance of a Member at a meeting shall constitute a waiver of notice of such meeting, except when the Member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. The holders of more than fifty percent (50%) of the Percentage Interests of all Members, represented in person or by proxy, shall constitute a quorum at all meetings of the Members.

2.4. Action by Consent. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action, shall be signed by the holders of not less than the minimum Percentage Interests that would be necessary to authorize or take such action at a meeting at which all Percentage Interests entitled to vote thereon were present and voted. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to the holders of Percentage Interests that have not consented in writing. Any action taken by written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof.

ARTICLE III. MANAGEMENT

3.1. Manager.

3.1.1. Management by Manager. The Company shall be managed by RSI Communities – Texas LLC, a Delaware limited liability company (and each successor as manager appointed in accordance with this Agreement, being referred to herein as a “Manager”), which shall have the power and authority to: (i) make all decisions on behalf of the Company and all actions to be taken on behalf of the Company shall be made or taken by the Manager and no other person shall have the power or authority under this Agreement to make any decisions or take any actions on behalf of the Company; and (ii) execute and/or deliver, in furtherance of the Company business, any deed of trust, promissory note, bill of sale, contract or other instrument purporting to convey, exchange or encumber any Company asset, provided that the Manager may appoint one or more individuals as officers of the Company. Any number of offices may be held by the same person. Each officer shall hold office at the pleasure of the Manager until his or her successor is appointed. Any officer may be removed, with or without cause, at any time by the Manager. The Manager shall not be removed and its duties shall not be limited by any action taken by or on behalf of any other Member, other than upon the written vote of the Member. Upon any such removal of the Manager, upon the resignation of the Manager or upon a Manager’s ceasing to act as a Manager for any other reason, a successor Manager shall be appointed by the Members, including any successor trustee who has become a member pursuant to Article V below.

3.1.2. Reimbursement of the Manager. The Manager shall be entitled to reimbursement from the Company for all reasonable out-of-pocket expenses incurred by it or its affiliates, on behalf of the Company and the Company property, in managing the business and affairs of the Company and the Company property and in the formation of the Company (other than indirect overhead expenses), including but not limited to the Manager’s expenses in preparation of this and related agreements, legal, accounting, architectural and engineering expenses incurred on behalf of the Company and the Company property.

3.1.3. Right to Rely on the Managers. Any person or entity dealing with the Company may rely upon a certificate signed by the Manager as to:

(A) the identity of the Manager and the Members;

(B) the existence or nonexistence of any fact or facts, which constitute a condition precedent to acts by the Manager or which are in any other manner germane to the affairs of the Company;

(C) the persons who are authorized to execute and deliver any instrument or document of the Company; or

(D) any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member.

3.1.4. Right to Contract. Additionally, the Manager may appoint remove, employ or otherwise contract with any persons (including but not limited to officers of the Company) for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Manager may delegate to any such persons such authority to act on behalf of the Company as the Manager may from time to time deem appropriate.

ARTICLE IV. CAPITAL CONTRIBUTION AND CAPITAL ACCOUNTS

4.1. Capital Contributions. The Member shall not be required to contribute any additional capital to the Company. Additional capital contributions, if any, shall be made by the Members pro rata in accordance with their respective Percentage Interests in the amounts and upon the terms and conditions as the Members may unanimously agree. A separate capital account shall be maintained for each Member. A Member may, at any time, make or cause a loan to be made to the Company in any amount and on those terms upon which the Company and the Member shall agree.

4.2. Interest on and Return of Capital Contributions. No interest shall accrue on any capital contribution and no Member shall have the right to withdraw or be repaid any capital contribution except as otherwise provided in this Agreement. If a Member is entitled to receive a return of a capital contribution, the Company may distribute cash, notes, property, or a combination thereof to the Member in return of the capital contribution.

4.3. Distributions. Each distribution to a Member of cash or other assets of the Company shall be made in accordance with their respective Percentage Interests in such amounts and at such times as shall be determined by the approval of the Manager. Unless the Manager otherwise establishes, the Company’s distribution of assets to a Member shall be valued on the basis of the fair market value of such assets, which may be determined by an independent appraiser who shall be selected by the Manager.

4.4. Tax Treatment. The Member will treat all profits and losses of the Company as its own profits and losses for federal income tax purposes and state income tax purposes where applicable. The Company is intended to be a disregarded entity and not as a partnership for federal income tax purposes and state tax purposes where such treatment is available.

ARTICLE V. TRANSFER OF MEMBERSHIP INTERESTS; ADMISSION OF ADDITIONAL MEMBERS

5.1. Assignment of Membership Interests; Resignation; Admission of New Members, Trustee Member.

5.1.1. Assignment, resignation and admission of new members shall, generally, be as provided in the Act. Without limiting the foregoing, the Member’s Membership Interest is transferable either voluntarily or by operation of law. A Member may sell, assign, convey, exchange, mortgage, pledge, grant, hypothecate, or transfer all or a portion of its Membership Interest with the prior written consent of the Manager. In the event of a transfer of less than all of the Member’s Membership Interest, the transferee shall become a member of the Company on such terms and conditions as such member, the Member and the Company shall agree upon. In the event of a transfer of the Member’s entire Membership Interest, the transferee shall succeed to all of the Member’s rights and obligations under this Agreement. Upon the transfer of the Member’s Membership Interest, the transferee shall become a member of the Company upon the completion of the transfer without further action.

5.1.2. Without limiting any of the foregoing, upon the sale, transfer, or other disposition of the Member’s entire Membership Interest pursuant to the exercise of foreclosure rights under any pledge thereof to any lender (or any agent, trustee or other representative for any lender or group of lenders), the transferee of the Member’s Membership Interest shall become a member of the Company and shall acquire all of the right, title and interest of the Member in the Company, including all rights and obligations under this Agreement, and the Member shall be withdrawn as a member of the Company hereunder and shall have no further right, title or interest in the Company or under this Agreement.

5.1.3. Notwithstanding the foregoing, if any person who is acting as a trustee of a trust is a Member and shall cease to be a trustee of such trust, the successor trustee or trustees shall continue to be a Member.

ARTICLE VI. DISSOLUTION AND LIQUIDATION

6.1. Term. The term of the Company commenced upon the filing of the Certificate with the Delaware Secretary of State and shall continue until dissolution of the Company as provided herein.

6.2. Events Giving Rise to Dissolution. The Company shall dissolve upon the first to occur of the following, and upon no other event or occurrence:

6.2.1. The written election by the Member to dissolve the Company;

6.2.2. Any event that makes it unlawful for the business of the Company to be carried on by the Member;

6.2.3. At any time there are no members; provided, however, that the Company is not dissolved and shall not be required to be wound up if, within ninety (90) days after the occurrence of the event that terminated the continued membership of the last remaining member, the representative of the last remaining member agrees in writing to continue the Company and to the admission of the personal representative of such member or its nominee or designee to the Company as a member, effective as of the occurrence of the event that terminated the continued membership of the last remaining member;

6.2.4. The entry of a decree of judicial dissolution under the Act; or

6.2.5. As otherwise specified in the Act.

6.3. Liquidation. Upon dissolution of the Company, the assets of the Company shall be liquidated and the proceeds thereof shall be paid in the following order:

6.3.1. To the Company’s creditors in the order of priority required by law;

6.3.2. To a reasonable reserve for reasonably foreseeable contingent liabilities to be distributed when and as the Member agrees; and

6.3.3. Thereafter to the Member.

ARTICLE VII. MISCELLANEOUS

7.1. Limited Liability. Except as expressly set forth in this Agreement or required by law, none of the Member, Manager or any officer or employee of the Company shall be personally liable for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being a Member or otherwise participating in the management, existence or operations of the Company.

7.2. Exculpation and Indemnification. To the fullest extent permitted by law, the Company will indemnify and hold harmless the Manager, the Members and may indemnify and hold harmless each officer, employee or other agent of the Company (each, a “Covered Person”), who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of any act or omission or alleged act or omission arising out of such person’s activities as the Manager, a Member, officer, employee or other agent or otherwise on behalf of the Company, against losses, damages, liabilities or expenses for which such person has not otherwise been reimbursed (including, without limitation, attorneys’ and accountant fees and expenses, judgments, fines and amounts paid in settlement) in connection with such action, suit or proceeding.

7.3. Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Manager shall deem reasonable, on behalf of Covered Persons and such other persons as the Manager shall determine, against any liability that may be asserted against or expenses that may be incurred by any such person in connection with the activities of the Company or relating to the indemnities described herein, regardless of whether the Company would have the power to indemnify such person against such liability under the provisions of this Agreement.

7.4. Amendments. This Agreement, except with respect to vested rights of Members, may be amended at any time by a written amendment unanimously approved by the Manager and executed by the Member. The Member agrees to be bound by each amendment hereto that is duly adopted in accordance with this Agreement.

7.5. Assurances. The Manager shall execute all such certificates and other documents and shall do all such filing, recording, publishing, and other acts as the Manager deems appropriate to comply with the requirements of the Act for the formation and operation of the Company and to comply with any laws, rules and regulations relating to the acquisition, operation, or holding of the property of the Company.

7.6. Governing Law; Jurisdiction. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware.

7.7. Bank Accounts. The Manager or any Member shall be authorized to endorse checks, drafts or other evidences of indebtedness made payable to the order of the Company, but only for the purpose of deposit in the Company account. Only the Manager or its delegates shall be authorized to sign checks drawn on the Company account on behalf of the Company.

7.8. Fiscal Year. The fiscal year of the Company shall begin on the first day of January and end on the last day of December, or such other period as the Managers shall by resolution designate.

7.9. Accounting. The records of the Company shall be maintained based on an accrual method of accounting.

7.10. Books and Records. The Manager shall keep or cause to be kept complete and accurate books and records of the Company and supporting documentation of the transactions with respect to the conduct of the Company’s business. The books and records shall be maintained in accordance with generally accepted accounting principles and shall be available at the Company’s principal office for examination by the Member or the Member’s duly authorized representatives at any and all reasonable times during normal business hours for any purpose related to the Member’s interest as a member.

7.11. Successors and Assigns. Except as provided in this Agreement to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and assigns.

7.12. Section Titles. The headings herein are inserted as a matter of convenience only, and do not define, limit, or describe the scope of this Agreement or the intent of the provisions hereof.

7.13. Binding Provisions. This Agreement is binding upon and inures to the benefit of, the Member and its respective heirs, executors, administrators, personal and legal representatives, successors, and permitted assigns.

7.14. Terms. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the identity of the person may in the context require.

7.15. Severability of Provisions. Each provision of this Agreement shall be considered severable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

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IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

RSI COMMUNITIES – TEXAS LLC, a Delaware limited Liability Company

By:	/s/ Ronald M. Simon
Ronald M. Simon
Co-chairman

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